UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
 Priority Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	46-0611646
(State of incorporation or organization)	(IRS Employer Identification No.)

10 East 40th Street, 42nd Floor New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.000% Series K Cumulative Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-259310

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of 7.000% Series K Cumulative Preferred Stock (the “Shares”) of Priority Income Fund, Inc., a Maryland corporation (the “Registrant”).

A description of the Shares is set forth under the headings “The Offering”, “Description of Our Capital Stock” and “Description of the Series I Term Preferred Stock” in the Registrant’s prospectus dated October 4, 2021 (the “Prospectus”) that forms part of the Registrant’s registration statement on Form N-2 (as amended from time to time, the “Registration Statement”) as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (File Nos. 333-259310 and 811-22725, respectively). The description of the Shares contained in the Registration Statement and any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby incorporated by reference herein.

Item 2.   Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this registration statement:

Exhibit No.	Description

3.1
Form of Second Articles of Amendment and Restatement of the Registrant. (Incorporated by reference to Registrant’s registration statement on Form N-2 Pre-Effective Amendment No. 3 (File Nos. 333-182941 and 811-22725) filed on February 15, 2013)

3.2
Form of Certificate of Designation for the 7.000% Series K Cumulative Preferred Stock (Incorporated by reference to Appendix K to the Conformed Articles Supplementary Establishing and Fixing the Rights and Preferences of Term Preferred Shares, filed as Appendix A (or Schedule A) to the prospectus included in the Registrant’s registration statement on Form N-2 Pre-Effective Amendment No. 1 (File Nos. 333-259310 and 811-22725) filed on October 4, 2021)

3.3	Second Amended and Restated Bylaws (Incorporated by reference to exhibit (b) to the Registrant’s Form N-2 Post-Effective Amendment No. 4 (File Nos. 333-213498 and 811-22725) filed on April 26, 2018)

4.1
Specimen 7.000% Series K Cumulative Preferred Stock Certificate (Incorporated by reference to exhibit (d)(12) to the Registrant’s registration statement on Form N-2 Pre-Effective Amendment No. 1 (File Nos. 333-259310 and 811-22725) filed on October 4, 2021)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRIORITY INCOME FUND, INC.

By: /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Executive Officer and President

Date: October 7, 2021